NEWS
RELEASE
Contact:                Scott A. McCurdy
Vice President and CFO
Geokinetics Inc.
(713) 850-7600
(713) 850-7330 FAX

FOR IMMEDIATE RELEASE

GEOKINETICS TO HOST FOURTH QUARTER AND YEAR-END 2008 EARNINGS CONFERENCE CALL ON MARCH 6, 2009

HOUSTON, TEXAS, March 3, 2009  – Geokinetics Inc. (NYSE Alternext US: GOK) has scheduled a conference call and webcast on Friday, March 6, 2009, beginning at 11:00 a.m. Eastern Standard Time and 10:00 a.m. Central Standard Time to discuss its fourth quarter and year-end 2008 financial and operational results.  The webcast may be accessed online through Geokinetics’ website at www.geokinetics.com in the Investor Relations section.  A limited number of telephone lines will also be available to participants ten minutes prior to the start of the webcast by dialing (877) 407- 9210 for domestic or (201) 689-8049 for international.

A replay of the webcast will be available online at www.geokinetics.com in the Investor Relations section and at www.investorcalendar.com.  A telephone audio replay will also be available through April 6, 2009, by dialing (877) 660-6853 for domestic or (201) 612-7415 for international, account #286 and conference ID #313638.  If you have any questions regarding this procedure, please contact Diane Anderson at (713) 850-7600.

About Geokinetics Inc.

Geokinetics Inc., based in Houston, Texas, is a leading global provider of seismic acquisition and high-end seismic data processing services to the oil and gas industry.  Geokinetics has strong operating presence in North America and is focused on key markets internationally.  Geokinetics operates in some of the most challenging locations in the world from the Arctic to mountainous jungles to the transition zone environments.  More information about Geokinetics is available at www.geokinetics.com ..

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GEOKINETICS INC. (NYSE Alternext US: GOK)
1500 CityWest Blvd., Suite 800, Houston, Texas  77042  (713) 850-7600  (713) 850-7330 FAX